Exhibit 99.1
Energizer Holdings, Inc. 8235 Forsyth Boulevard Suite 100 St. Louis, MO 63105
FOR IMMEDIATE RELEASE	Company Contact
February 4, 2025	Jon Poldan Vice President, Treasurer & Investor Relations 314-985-2349 Jonathan.Poldan@energizer.com

Energizer Holdings, Inc. Announces Fiscal 2025 First Quarter Results

•Grew Net sales for the quarter by 2.1% and organic Net sales by 3.8% with organic growth in both Battery and Auto Care.1

•Gross margin for the first quarter was 36.8% and 40.0% as adjusted, a 50 bps improvement over prior year Adjusted Gross margin.1

•Delivered Earnings per share of $0.30 and Adjusted Earnings per share of $0.67, an increase of 14% on an adjusted basis.1

•Reduced net leverage to 4.7 times driven by debt pay down and Adjusted EBITDA growth.1

•Increases organic Net sales fiscal year outlook to 2% to 3% and reaffirms outlook for Adjusted Earnings per share and Adjusted EBITDA.1

St. Louis —February 4, 2025—Energizer Holdings, Inc. (NYSE: ENR) today announced results for the first fiscal quarter ended December 31, 2024.

“We are very pleased to have started fiscal 2025 with a strong top and bottom line performance as we continued to execute our strategies successfully,” said Mark LaVigne, Chief Executive Officer. “Net sales increased 2.1% and organic Net sales grew 3.8%, with organic growth across both Batteries and Auto Care. We are particularly pleased to have delivered mid-single digit growth in Adjusted EBITDA and 14% growth in Adjusted Earnings per share.”

“The earnings expansion drove another quarter of solid free cash flow, enabling debt pay down for the 10th consecutive quarter. We also continued to invest behind building and scaling the capabilities necessary to drive consistent growth in areas like innovation, distribution and digital commerce.”

“Our strong start to the year adds to our confidence that we are executing the right strategies to deliver on our fiscal 2025 financial targets and generate consistent annual earnings growth and long-term shareholder value.”

Top-Line Performance

For the quarter, we had Net sales of $731.7 million compared to $716.6 million in the prior year period.

	First Quarter	% Chg
Net sales - FY'24	$716.6
Organic	27.0	3.8%
Change in hyperinflationary markets	(5.3)	(0.7)%
Impact of currency	(6.6)	(1.0)%
Net sales - FY'25	$731.7	2.1%
__________________
1) See Press Release attachments and supplemental schedules for additional information, including the GAAP and Non-GAAP reconciliations.

Organic Net sales increased 3.8% primarily due to the following items:

•New and expanded distribution drove volume increases in Battery & Lights of approximately 3.8%;

• Hurricanes generated approximately $10 million of incremental volume in the quarter, or roughly 1.4% in organic growth; and

•Volume increases in Auto Care were driven by distribution gains, international market expansion and digital economy growth, partially offset by an earlier shift in holiday orders, resulting in organic growth of 0.5%.

•Partially offsetting the increased volumes were planned strategic pricing and promotional investments of 1.9%.

Gross Margin

Gross margin percentage on a reported basis was 36.8% versus 37.3% in the prior year. Excluding the current year and prior year restructuring and network transition costs and the prior year restructuring and integration costs, Adjusted Gross margin was 40.0% in fiscal 2025, compared to the prior year Adjusted Gross margin of 39.5%.(1)

First Quarter
Gross margin - FY'24 Reported	37.3%
Prior year impact of restructuring and integration costs	2.2%
Gross margin - FY'24 Adjusted(1)	39.5%
Project Momentum initiatives	2.1%
Product cost impacts	0.3%
Pricing	(1.2)%
Currency impacts, including hyperinflationary markets	(0.7)%
Gross margin - FY'25 Adjusted(1)	40.0%
Current year impact of restructuring and network transition costs	(3.2)%
Gross margin - FY'25 Reported	36.8%

Adjusted Gross margin improvement was largely driven by Project Momentum which delivered savings of approximately $16 million in the quarter as well as a slight improvement in product cost inputs year-over year. This benefit was partially offset by planned strategic pricing and promotional investments noted above as well as unfavorable currency impacts.(1)

Selling, General and Administrative Expense (SG&A)

SG&A, excluding restructuring and acquisition costs, was 16.3% of Net sales for the first quarter, or $119.2 million, compared to 16.4%, or $117.8 million in the prior year. The year-over-year dollar increase was primarily driven by increased depreciation expense related to our digital transformation initiatives and increased legal fees. The increase was partially offset by Project Momentum savings of approximately $3 million in the quarter as well as lower factoring and environmental expense.(1)

Advertising and Promotion Expense (A&P)

A&P expense increased $6.4 million for the first fiscal quarter to 7.3% of Net sales, compared to 6.6% in the prior year. The year-over-year increase was primarily driven by increased investment behind our brands and business to support the key holiday season.

Earnings Per Share and Adjusted EBITDA	First Quarter
(In millions, except per share data)	2025	2024
Net earnings	$22.3	$1.9
Diluted net earnings per common share	$0.30	$0.03

Adjusted Net earnings(1)	$49.4	$42.5
Adjusted Diluted net earnings per common share(1)	$0.67	$0.59
Adjusted EBITDA(1)	$140.7	$132.9

Currency neutral Adjusted Diluted net earnings per common share(1)	$0.65
Currency neutral Adjusted EBITDA(1)	$139.2

Net earnings, Earnings per share, Adjusted Earnings per share and Adjusted EBITDA were positively impacted in the quarter by the increase in organic Net sales and savings from Project Momentum. These improvements were partially offset by higher SG&A and A&P spend. Net earnings and Earnings per share further benefited from reduced Interest expense from lower debt balance year-over-year.

Free cash flow and Capital allocation

•Operating cash flow for the first quarter was $77.0 million, and Free cash flow was $42.4 million, or 5.8% of Net sales.

•Dividend payments in the quarter were approximately $24 million, or $0.30 per common share.

•Long-term debt pay down in the first quarter was approximately $25 million. Net debt to Adjusted EBITDA was 4.7 times as of December 31, 2024.

Financial Outlook and Assumptions for Fiscal Year 2025(1)

For fiscal 2025, we expect reported Net sales to be up 1% to 2% and we are increasing our outlook for organic Net sales to be up 2% to 3%. We continue to expect Adjusted EBITDA to be in the range of $625 million to $645 million and Adjusted earnings per share to be in the range of $3.45 to $3.65. In the second quarter we expect reported Net sales to be flat to up 1%, organic Net sales to be up 2% to 3%, and Adjusted earnings per share within the range of $0.60 to $0.70.

Webcast Information
In conjunction with this announcement, the Company will hold an investor conference call beginning at 10:00 a.m. Eastern Time today. The call will focus on first fiscal quarter earnings and recent trends in the business. All interested parties may access a live webcast of this conference call at www.energizerholdings.com, under "Investors" and "Events and Presentations" tabs or by using the following link:
https://app.webinar.net/njQrwYywEJa
For those unable to participate during the live webcast, a replay will be available on www.energizerholdings.com, under "Investors," "Events and Presentations," and "Past Events" tabs.
# # #
This document contains both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events, including, without limitation, the future sales, gross margins, costs, earnings, cash flows, tax rates and performance of the Company. These statements generally can be identified by the use of forward-looking words or phrases such as "believe," "expect," "expectation," "anticipate," "may," "could," "will," "intend," "belief," "estimate," "plan," "target," "predict," "likely," "should," "forecast," "outlook," or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:

•Global economic and financial market conditions beyond our control might materially and negatively impact us.
•Competition in our product categories might hinder our ability to execute our business strategy, achieve profitability, or maintain relationships with existing customers.
•Changes in the retail environment and consumer preferences could adversely affect our business, financial condition and results of operations.
•Loss or impairment of the reputation of our Company or our leading brands or failure of our marketing plans could have an adverse effect on our business.
•Loss of any of our principal customers could significantly decrease our sales and profitability.
•Our ability to meet our growth targets depends on successful product, marketing and operations innovation and successful responses to competitive innovation and changing consumer habits.
•We are subject to risks related to our international operations, including currency fluctuations, which could adversely affect our results of operations.
•We must successfully manage the demand, supply, and operational challenges brought on by any disease outbreak, including epidemics, pandemics, or similar widespread public health concerns.
•If we fail to protect our intellectual property rights, competitors may manufacture and market similar products, which could adversely affect our market share and results of operations.
•Changes in production costs, including raw material prices and transportation costs, from inflation or otherwise, have adversely affected, and in the future could erode, our profit margins and negatively impact operating results.
•Our reliance on certain significant suppliers subjects us to numerous risks, including possible interruptions in supply, which could adversely affect our business.
•Our business is vulnerable to the availability of raw materials, our ability to forecast customer demand and our ability to manage production capacity.
•The manufacturing facilities, supply channels or other business operations of the Company and our suppliers may be subject to disruption from events beyond our control.
•Our future results may be affected by our operational execution, including our ability to achieve cost savings as a result of any current or future restructuring efforts.
•If our goodwill and indefinite-lived intangible assets become impaired, we will be required to record impairment charges, which may be significant.
•Sales of certain of our products are seasonal and adverse weather conditions during our peak selling seasons for certain auto care products could have a material adverse effect.
•A failure of a key information technology system could adversely impact our ability to conduct business.
•We rely significantly on information technology and any inadequacy, interruption, theft or loss of data, malicious attack, integration failure, failure to maintain the security, confidentiality or privacy of sensitive data residing on our systems or other security failure of that technology could harm our ability to effectively operate our business and damage the reputation of our brands.
•We may not be able to attract, retain and develop key employees, as well as effectively manage human capital resources.
•We have significant debt obligations that could adversely affect our business.
•Our credit ratings are important to our cost of capital.
•We may experience losses or be subject to increased funding and expenses related to our pension plans.
•The estimates and assumptions on which our financial projections are based may prove to be inaccurate, which may cause our actual results to materially differ from our projections, which may adversely affect our future profitability, cash flows and stock price.
•If we pursue strategic acquisitions, divestitures or joint ventures, we might experience operating difficulties, dilution, and other consequences that may harm our business, financial condition, and operating results, and we may not be able to successfully consummate favorable transactions or successfully integrate acquired businesses.
•Our business involves the potential for product liability claims, labeling claims, commercial claims and other legal claims against us, which could affect our results of operations and financial condition and result in product recalls or withdrawals.
•Our business is subject to increasing government regulations in both the U.S. and abroad that could impose material costs.
•Increased focus by governmental and non-governmental organizations, customers, consumers and shareholders on environmental, social and governance (ESG) issues, including those related to sustainability and climate change, may have an adverse effect on our business, financial condition and results of operations and damage our reputation.
•We are subject to environmental laws and regulations that may expose us to significant liabilities and have a material adverse effect on our results of operations and financial condition.

In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of any such forward-looking statements. The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Additional risks and uncertainties include those detailed from time to time in our publicly filed documents, including those described under the heading “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission on November 19, 2024.

ENERGIZER HOLDINGS, INC.
CONSOLIDATED STATEMENT OF EARNINGS
(Condensed)
(In millions, except per share data - Unaudited)

	For the Quarters Ended December 31,
	2024	2023
Net sales	$731.7	$716.6
Cost of products sold (1)	462.1	449.6
Gross profit	269.6	267.0
Selling, general and administrative expense (1)	131.3	128.1
Advertising and sales promotion expense	53.4	47.0
Research and development expense	8.0	7.8
Amortization of intangible assets	14.7	14.5
Interest expense	37.0	40.7
Loss on extinguishment of debt	0.1	0.5
Other items, net (1) (2)	(5.0)	19.0
Earnings before income taxes	30.1	9.4
Income tax provision	7.8	7.5
Net earnings	$22.3	$1.9

Basic net earnings per common share	$0.31	$0.03
Diluted net earnings per common share	$0.30	$0.03

Weighted average shares of common stock - Basic	72.0	71.7
Weighted average shares of common stock - Diluted	73.2	72.6

(1) See the attached Supplemental Schedules - Non-GAAP Reconciliations, which break out the Project Momentum restructuring and related costs, Network transition costs and Acquisition and integration costs included within these lines.

(2) During December 2023, a new president was inaugurated in Argentina bringing significant economic reform to the country including devaluing the Argentine Peso by 50% in the month of December (the "December 2023 Argentina Economic Reform"). As a result of this reform and devaluation, the Company recorded $21.0 million of exchange losses within Other items, net for the three months ended December 31, 2023.

ENERGIZER HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Condensed)
(In millions - Unaudited)

Assets	December 31, 2024	September 30, 2024
Current assets
Cash and cash equivalents	$195.9	$216.9
Trade receivables	349.7	441.3
Inventories	666.7	657.3
Other current assets	193.8	163.4
Total current assets	$1,406.1	$1,478.9
Property, plant and equipment, net	384.7	380.1
Operating lease assets	90.2	94.7
Goodwill	1,031.6	1,046.0
Other intangible assets, net	1,054.0	1,070.9
Deferred tax assets	138.7	145.8
Other assets	124.9	126.0
Total assets	$4,230.2	$4,342.4

Liabilities and Shareholders' Equity
Current liabilities
Current maturities of long-term debt	$12.0	$12.0
Current portion of finance leases	1.0	0.6
Notes payable	1.7	2.1
Accounts payable	436.0	433.1
Current operating lease liabilities	17.6	18.2
Other current liabilities	315.0	353.8
Total current liabilities	$783.3	$819.8
Long-term debt	3,117.3	3,193.0
Operating lease liabilities	78.5	82.4
Deferred tax liabilities	9.7	8.3
Other liabilities	100.8	103.1
Total liabilities	$4,089.6	$4,206.6
Shareholders' equity
Common stock	0.8	0.8
Additional paid-in capital	629.2	667.6
Retained losses	(108.1)	(128.4)
Treasury stock	(206.4)	(223.6)
Accumulated other comprehensive loss	(174.9)	(180.6)
Total shareholders' equity	$140.6	$135.8
Total liabilities and shareholders' equity	$4,230.2	$4,342.4

ENERGIZER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Condensed)
(In millions - Unaudited)

	For the Three Months Ended December 31,
	2024	2023
Cash Flow from Operating Activities
Net earnings	$22.3	$1.9
Non-cash integration and restructuring charges	1.8	2.4
Depreciation and amortization	31.8	30.0
Deferred income taxes	3.9	1.1
Share-based compensation expense	6.2	6.3
Loss on extinguishment of debt	0.1	0.5
Exchange (gain)/loss included in income	(3.8)	23.7
Non-cash items included in income, net	2.6	6.3
Other, net	0.4	2.3
Changes in current assets and liabilities used in operations	11.7	103.6
Net cash from operating activities	77.0	178.1

Cash Flow from Investing Activities
Capital expenditures	(34.6)	(25.5)
Acquisitions, net of cash acquired	(0.1)	(11.6)
Net cash used by investing activities	(34.7)	(37.1)

Cash Flow from Financing Activities
Payments on debt with maturities greater than 90 days	(25.2)	(78.2)
Net increase/(decrease) in debt with original maturities of 90 days or less	0.2	(5.2)
Dividends paid on common stock	(23.6)	(22.7)
Taxes paid for withheld share-based payments	(7.5)	(4.7)
Net cash used by financing activities	(56.1)	(110.8)

Effect of exchange rate changes on cash	(7.2)	(11.8)

Net (decrease)/increase in cash, cash equivalents, and restricted cash	(21.0)	18.4
Cash, cash equivalents, and restricted cash, beginning of period	216.9	223.3
Cash, cash equivalents, and restricted cash, end of period	$195.9	$241.7

ENERGIZER HOLDINGS, INC.
Reconciliation of GAAP and Non-GAAP Measures
For the Quarter Ended December 31, 2024
The Company reports its financial results in accordance with accounting principles generally accepted in the U.S. ("GAAP"). However, management believes that certain non-GAAP financial measures provide users with additional meaningful comparisons to the corresponding historical or future period, and are used for management incentive compensation. These non-GAAP financial measures exclude items that are not reflective of the Company's on-going operating performance, such as restructuring and related costs, network transition costs, acquisition and integration costs, impairment of intangible assets, a litigation matter, the loss on extinguishment of debt and the December 2023 Argentina Economic Reform. In addition, these measures help investors to analyze year over year comparability when excluding currency fluctuations as well as other Company initiatives that are not on-going. We believe these non-GAAP financial measures are an enhancement to assist investors in understanding our business and in performing analysis consistent with financial models developed by research analysts. Investors should consider non-GAAP measures in addition to, not as a substitute for, or superior to, the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in methods and in the items being adjusted.

We provide the following non-GAAP measures and calculations, as well as the corresponding reconciliation to the closest GAAP measure in the following supplemental schedules:

Segment Profit. This amount represents the operations of our two reportable segments including allocations for shared support functions. General corporate and other expenses, amortization expense, interest expense, loss on extinguishment of debt, other items, net, restructuring and related costs, network transition costs and acquisition and integration costs have all been excluded from segment profit.

Adjusted Net Earnings and Adjusted Diluted Net Earnings per Common Share (EPS). These measures exclude the impact of restructuring and related costs, network transition costs, costs related to acquisition and integration, the loss on extinguishment of debt and the December 2023 Argentina Economic Reform.

Non-GAAP Tax Rate. This is the tax rate when excluding the pre-tax impact of restructuring and related costs, network transition costs, costs related to acquisition and integration, the loss on extinguishment of debt, and the December 2023 Argentina Economic Reform, as well as the related tax impact for these items, calculated utilizing the statutory rate for where the impact was incurred.

Organic. This is the non-GAAP financial measurement of the change in revenue or segment profit that excludes or otherwise adjusts for the change in hyperinflationary markets and impact of currency from the changes in foreign currency exchange rates as defined below:

Change in hyperinflationary markets. The Company is presenting separately all changes in sales and segment profit from our Egypt and Argentina affiliates due to the designation of the economies as highly inflationary as of October 1, 2024 and July 1, 2018, respectively.

Impact of currency. The Company evaluates the operating performance of our Company on a currency neutral basis. The Impact of Currency is the change in foreign currency exchange rates year-over-year on reported results, which is calculated by comparing the value of current year foreign operations at the current period USD exchange rate versus the value of current year foreign operations at the prior period USD exchange rate. The impact of currency also includes (gains)/losses of currency hedging programs, and it excludes hyperinflationary markets.
Adjusted Comparisons. Detail for Adjusted Gross profit, Adjusted Gross margin, adjusted SG&A and adjusted SG&A as percent of Net sales and Adjusted Other items, net are also supplemental non-GAAP measure disclosures. These measures exclude the impact of restructuring and related costs, network transition costs, acquisition and integration costs and the December 2023 Argentina Economic Reform.

EBITDA and Adjusted EBITDA. EBITDA is defined as Net earnings before Income tax provision, Interest expense, the Loss on extinguishment of debt, and depreciation and amortization. Adjusted EBITDA further excludes the impact of the costs related to restructuring, network transition costs, a litigation matter, the December 2023 Argentina Economic Reform, impairment of intangible assets, acquisition and integration costs, and share based payments.

Free Cash Flow. Free Cash Flow is defined as net cash provided by operating activities reduced by capital expenditures, net of the proceeds from asset sales.

Net Debt. Net Debt is defined as total Company debt, less Cash and cash equivalents.

Currency-neutral. Currency-neutral excludes the Impact of currency as defined above on key measures. Hyper inflationary markets are excluded from this calculation.

Energizer Holdings, Inc.
Supplemental Schedules - Segment Information
For the Quarter Ended December 31, 2024
(In millions - Unaudited)

Operations for Energizer are managed via two product segments: Batteries & Lights and Auto Care. Energizer’s operating model includes a combination of standalone and shared business functions between the product segments, varying by country and region of the world. Shared functions include the sales and marketing functions, as well as human resources, IT and finance shared service costs. Energizer applies a fully allocated cost basis, in which shared business functions are allocated between segments. Such allocations are estimates, and may not represent the costs of such services if performed on a standalone basis. Segment sales and profitability, as well as the reconciliation to earnings before income taxes for the quarters ended December 31, 2024 and 2023 are presented below:

	Quarters Ended December 31,
	2024	2023
Net Sales
Batteries & Lights	$632.4	$617.8
Auto Care	99.3	98.8
Total Net Sales	$731.7	$716.6
Segment Profit
Batteries & Lights	119.3	132.4
Auto Care	20.5	6.9
Total segment profit	$139.8	$139.3
General corporate and other expenses (1)	(27.4)	(29.2)
Amortization of intangible assets	(14.7)	(14.5)
Restructuring and related costs (2)	(20.3)	(22.4)
Network transition costs (3)	(14.0)	—
Acquisition and integration costs (2)	(1.2)	(2.6)
Interest expense	(37.0)	(40.7)
Loss on extinguishment of debt	(0.1)	(0.5)
December 2023 Argentina Economic Reform (4)	—	(21.0)
Other items, net - Adjusted (5)	5.0	1.0
Total earnings before income taxes	$30.1	$9.4
(1) Recorded in SG&A on the Consolidated (Condensed) Statement of Earnings.
(2) See the Supplemental Schedules - Non-GAAP Reconciliations for the line items where these charges are recorded in the Consolidated (Condensed) Statement of Earnings.
(3) This represents incremental network transition costs, primarily related to freight and third-party packaging support, to maintain business continuity and service our customers as the Company decommissions certain facilities and relocates production and packaging lines as part of Project Momentum. These costs were recorded in Cost of products sold on the Consolidated (Condensed) Statement of Earnings.
(4) During December 2023, a new president was inaugurated in Argentina bringing significant economic reform to the country including devaluing the Argentine Peso by 50% in the month of December. As a result of this reform and devaluation, the Company recorded $21.0 million of exchange losses in Other items, net on the Consolidated (Condensed) Statement of Earnings.
(5) See the Supplemental Non-GAAP reconciliation for the Other items, net reconciliation between the reported and adjusted balances.
Supplemental segment information is presented below for depreciation and amortization:

	Quarters Ended December 31,
Depreciation and amortization	2024	2023
Batteries & Lights	$14.3	$13.0
Auto Care	2.8	2.5
Total segment depreciation and amortization	$17.1	$15.5
Amortization of intangible assets	14.7	14.5
Total depreciation and amortization	$31.8	$30.0

Energizer Holdings, Inc.
Supplemental Schedules - GAAP EPS to Adjusted EPS Reconciliation
For the Quarter Ended December 31, 2024
(In millions, except for per share data- Unaudited)

	For the Quarters Ended December 31,
	2024	2023
Net earnings	$22.3	$1.9
Pre-tax adjustments
Restructuring and related costs (1)	20.3	22.4
Network transition costs (1)	14.0	—
Acquisition and integration (1)	1.2	2.6
Loss on extinguishment of debt	0.1	0.5
December 2023 Argentina Economic Reform (2)	—	21.0
Total adjustments, pre-tax	$35.6	$46.5
Total adjustments, after tax	$27.1	$40.6
Adjusted Net earnings (3)	$49.4	$42.5

Diluted net earnings per common share	$0.30	$0.03
Adjustments (per common share)
Restructuring and related costs	0.21	0.23
Network transition costs	0.15	—
Acquisition and integration	0.01	0.03
Loss on extinguishment of debt	—	0.01
December 2023 Argentina Economic Reform	—	0.29
Adjusted Diluted net earnings per diluted common share	$0.67	$0.59
Weighted average shares of common stock - Diluted	73.2	72.6

(1) See Supplemental Schedules - Non-GAAP Reconciliations for the line items where these costs are recorded on the Consolidated (Condensed) Statement of Earnings.

(2) During December 2023, a new president was inaugurated in Argentina bringing significant economic reform to the country including devaluing the Argentine Peso by 50% in the month of December. As a result of this reform and devaluation, the Company recorded $21.0 million of exchange losses in Other items, net on the Consolidated (Condensed) Statement of Earnings.

(3) The effective tax rate for the Adjusted Net earnings and Adjusted Diluted EPS for the quarters ended December 31, 2024 and 2023 was 24.8% and 24.0%, respectively, as calculated utilizing the statutory rate for where the costs were incurred.

Energizer Holdings, Inc.
Supplemental Schedules - Currency Neutral Results
For the Quarter Ended December 31, 2024
(In millions, except per share data - Unaudited)

	For the Quarter Ended			Prior Quarter Ended
	December 31, 2024				% Change	% Change
	As Reported	Impact of Currency(1)	Currency Neutral	December 31, 2023	As Reported Basis	Currency Neutral Basis
As Reported under GAAP
Diluted net earnings per common share	$0.30	$0.02	$0.28	$0.03	NM(3)	NM(3)
Net earnings	$22.3	$1.1	$21.2	$1.9	NM(3)	NM(3)

As Adjusted (non-GAAP)(2)
Adjusted diluted net earnings per common share	$0.67	$0.02	$0.65	$0.59	13.6%	10.2%
Adjusted EBITDA	$140.7	$1.5	$139.2	$132.9	5.9%	4.7%

(1) The Impact of Currency is the change in foreign currency exchange rates year-over-year on reported results, which is calculated by comparing the value of current year foreign operations at the current period USD exchange rate versus the value of current year foreign operations at the prior period USD exchange rate. The impact of currency also includes gains/(losses) of currency hedging programs, and it excludes hyper-inflationary markets.

(2) See supplemental schedules - Non-GAAP Reconciliations for full reconciliations of the Company's non-GAAP adjusted amounts.

(3) These percentage calculations are not meaningful.

Energizer Holdings, Inc.
Supplemental Schedules - Segment Sales and Profit
For the Quarter Ended December 31, 2024
(In millions - Unaudited)

Net sales	Q1'24	% Chg
Batteries & Lights
Net sales - prior year	$617.8
Organic	24.9	4.0%
Change in hyperinflationary markets	(5.4)	(0.9)%
Impact of currency	(4.9)	(0.7)%
Net sales - current year	$632.4	2.4%

Auto Care
Net sales - prior year	$98.8
Organic	2.1	2.1%
Change in hyperinflationary markets	0.1	0.1%
Impact of currency	(1.7)	(1.7)%
Net sales - current year	$99.3	0.5%

Total Net Sales
Net sales - prior year	$716.6
Organic	27.0	3.8%
Change in hyperinflationary markets	(5.3)	(0.7)%
Impact of currency	(6.6)	(1.0)%
Net sales - current year	$731.7	2.1%

Segment profit	Q1'24	% Chg
Batteries & Lights
Segment profit - prior year	$132.4
Organic	(6.5)	(4.9)%
Change in hyperinflationary markets	(3.5)	(2.6)%
Impact of currency	(3.1)	(2.4)%
Segment profit - current year	$119.3	(9.9)%

Auto Care
Segment profit - prior year	$6.9
Organic	14.7	213.0%
Change in hyperinflationary markets	—	—%
Impact of currency	(1.1)	(15.9)%
Segment profit - current year	$20.5	197.1%

Total Segment Profit
Segment profit - prior year	$139.3
Organic	8.2	5.9%
Change in hyperinflationary markets	(3.5)	(2.5)%
Impact of currency	(4.2)	(3.0)%
Segment profit - current year	$139.8	0.4%

Energizer Holdings, Inc.
Supplemental Schedules - Non-GAAP Reconciliations
For the Quarter Ended December 31, 2024
(In millions - Unaudited)

Gross profit	Q1'25	Q1'24
Net sales	$731.7	$716.6
Reported Cost of products sold	462.1	449.6
Gross profit	$269.6	$267.0
Gross margin	36.8%	37.3%
Adjustments
Restructuring and related costs	9.4	12.8
Network transition costs	14.0	—
Acquisition and integration costs	—	2.9
Cost of products sold - adjusted	438.7	433.9
Adjusted Gross profit	$293.0	$282.7
Adjusted Gross margin	40.0%	39.5%

SG&A	Q1'25	Q1'24
Reported SG&A	$131.3	$128.1
Reported SG&A % of Net sales	17.9%	17.9%
Adjustments
Restructuring and related costs	10.9	9.6
Acquisition and integration costs	1.2	0.7
SG&A Adjusted - subtotal	$119.2	$117.8
SG&A Adjusted % of Net sales	16.3%	16.4%

Other items, net	Q1'25	Q1'24
Interest income	$(1.2)	$(5.6)
Foreign currency exchange (gain)/loss	(3.8)	2.7
Pension cost other than service costs	—	1.0
Other	—	0.9
Other items, net - Adjusted	$(5.0)	$(1.0)
Acquisition and integration - TSA income	—	(1.0)
December 2023 Argentina Economic Reform	—	21.0
Total Other items, net	$(5.0)	$19.0

Restructuring and related costs	Q1'25	Q1'24
Cost of products sold	$9.4	$12.8
SG&A - Restructuring costs	4.8	5.7
SG&A - IT Enablement	6.1	3.9
Total Restructuring and related costs	$20.3	$22.4

Acquisition and integration	Q1'25	Q1'24
Cost of products sold	$—	$2.9
SG&A	1.2	0.7
Other items, net	—	(1.0)
Total Acquisition and integration related items	$1.2	$2.6

Energizer Holdings, Inc.
Supplemental Schedules - Non-GAAP Reconciliations cont.
For the Quarter Ended December 31, 2024
(In millions - Unaudited)

	Q1'25	Q4'24	Q3'24	Q2'24	LTM 12/31/24 (1)	Q1'24
Net earnings	$22.3	$47.6	$(43.8)	$32.4	$58.5	$1.9
Income tax provision	7.8	11.9	(13.7)	10.0	16.0	7.5
Earnings before income taxes	30.1	59.5	(57.5)	42.4	74.5	9.4
Interest expense	37.0	37.8	38.5	38.7	152.0	40.7
Loss on extinguishment of debt	0.1	0.3	1.2	0.4	2.0	0.5
Depreciation & Amortization	31.8	30.9	30.7	28.9	122.3	30.0
EBITDA	$99.0	$128.5	$12.9	$110.4	$350.8	$80.6
Adjustments:
Restructuring and related costs	20.3	27.1	18.8	23.4	89.6	22.4
Network transition costs	14.0	11.7	—	—	25.7	—
Acquisition and integration costs	1.2	2.3	1.6	0.7	5.8	2.6
Litigation matter	—	13.7	—	—	13.7	—
Impairment of goodwill & intangible assets	—	—	110.6	—	110.6	—
December 2023 Argentina Economic Reform	—	—	—	1.0	1.0	21.0
Share-based payments	6.2	4.0	5.8	7.0	23.0	6.3
Adjusted EBITDA	$140.7	$187.3	$149.7	$142.5	$620.2	$132.9
(1) LTM defined as the latest 12 months for the period ending December 31, 2024.

	For the Quarters Ended December 31,
Free cash flow	2024	2023
Net cash from operating activities	$77.0	$178.1
Capital expenditures	(34.6)	(25.5)
Free cash flow	$42.4	$152.6

Net debt	12/31/2024	9/30/2024
Current maturities of long-term debt	$12.0	$12.0
Current portion of finance leases	1.0	0.6
Notes payable	1.7	2.1
Long-term debt	3,117.3	3,193.0
Total debt per the balance sheet	$3,132.0	$3,207.7
Cash and cash equivalents	195.9	216.9
Net debt	$2,936.1	$2,990.8

Energizer Holdings, Inc.
Supplemental Schedules - Non-GAAP Reconciliations cont.
FY 2025 Outlook
(In millions - Unaudited)

Fiscal 2025 Outlook Reconciliation - Adjusted earnings and Adjusted net earnings per common share (EPS)
	Fiscal Q2 2025 Outlook						Fiscal Year 2025 Outlook
(in millions, except per share data)	Adjusted net earnings			Adjusted EPS			Adjusted net earnings			Adjusted EPS
Fiscal 2025 - GAAP Outlook	$23	to	$40	$0.31	to	$0.55	$193	to	$216	$2.63	to	$2.95
Impacts:
Restructuring and related costs	15		10	0.20		0.14	38		35	0.52		0.49
Network transition costs	5		1	0.07		0.01	15		12	0.20		0.16
Acquisition and integration costs	1		—	0.01		—	5		3	0.07		0.04
Loss on extinguishment of debt	1		—	0.01		—	2		1	0.03		0.01
Fiscal 2025 - Adjusted Outlook	$45	to	$51	$0.60	to	$0.70	$253	to	$267	$3.45	to	$3.65

Fiscal 2025 Outlook Reconciliation - Adjusted EBITDA
(in millions, except per share data)
Net earnings	$193	to	$216
Income tax provision	45	to	81
Earnings before income taxes	$238	to	$297
Interest expense	150		140
Loss on extinguishment of debt	2		1
Amortization	60		55
Depreciation	70		65
EBITDA	$520	to	$558

Adjustments:
Restructuring and related costs	50		45
Network transition costs	20		15
Acquisition and integration costs	7		4
Share-based payments	28		23
Adjusted EBITDA	$625	to	$645